    Exhibit 99.1
Ventas, Inc.    300 North LaSalle Street, Suite 1600    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports 2024 Full Year Results, Provides 2025 Outlook and Increases Dividend

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the full year and fourth quarter ended December 31, 2024.

CEO Remarks

“Ventas delivered strong financial performance and growth in the fourth quarter and full year 2024 as we executed on our strategy to capture the unprecedented multiyear growth opportunity in senior housing. Our team delivered the third consecutive year of double-digit growth in our senior housing operating portfolio (SHOP) and completed over two billion dollars of accretive investments focused on senior housing that enhance our growth profile,” said Debra A. Cafaro, Ventas Chairman and CEO.

“We expect compelling demand for senior housing to continue because of the secular trend of a large and growing aging population, and supply to remain muted. As a leading participant in the longevity economy, Ventas intends to use its advantaged platform to drive enterprise growth.

“We are introducing guidance for 2025 that builds on our momentum and increasing our quarterly dividend to common stockholders as a result of our strong results and positive outlook. We are excited about the opportunities ahead to deliver value for all our stakeholders,” Cafaro concluded.

2024 Full Year Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.19

•Normalized Funds From Operations* (“Normalized FFO”) per share of $3.19, an increase of approximately 7% compared to the prior year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 7.5% and Total Company Same-Store Cash NOI* year-over-year growth of 7.7%

•On a Same-Store Cash NOI* basis, the senior housing operating portfolio (“SHOP”) grew nearly 16% year-over-year, with average occupancy growth of 300 basis points and NOI margin growth of 180 basis points
•The Company closed over $2 billion of investments, substantially all of which are focused on senior housing with attractive financial return expectations, consistent with its stated financial criteria and Right Market, Right Asset, Right OperatorTM strategy

•During 2024, the Company issued 37.3 million shares of common stock for gross proceeds of approximately $2.2 billion, of which approximately $0.2 billion remained unsettled under outstanding forward sales agreements as of December 31, 2024

•As of December 31, 2024, the Company had $3.8 billion in liquidity

Ventas Reports 2024 Full Year Results
February 12, 2025

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Fourth Quarter and Full Year 2024 Company Results

For the Fourth Quarter 2024 and Full Year 2024, reported per share results were:

	Quarter Ended December 31,
	2024	2023	$ Change	% Change
Attributable Net Income (Loss)	$0.13	($0.23)	$0.36	n/m
Nareit FFO*	$0.85	$0.79	$0.06	8%
Normalized FFO*	$0.81	$0.76	$0.05	7%

	Year Ended December 31,
	2024	2023	$ Change	% Change
Attributable Net Income (Loss)	$0.19	($0.10)	$0.29	n/m
Nareit FFO*	$3.14	$3.26	($0.12)	(4%)
Normalized FFO*	$3.19	$2.99	$0.20	7%
______________________________
n/m - Not meaningful

SHOP Growth

Average occupancy and revenue growth in the SHOP same-store portfolio exceeded expectations in 2024, contributing to same-store cash NOI growth of 15.8% in full year 2024 vs. 2023. SHOP same-store average occupancy grew 300 basis points year-over-year, supporting revenue growth of 8.2%.

In the fourth quarter, the SHOP same-store portfolio outperformed historical seasonal trends and grew average occupancy by 310 basis points year-over-year. Ventas OITM active asset management initiatives, collaborative relationships with high performing operators and the favorable backdrop of demand growth in the 80+ population combined with limited new senior housing deliveries contributed to this outperformance.

External Growth Focused on Senior Housing

Ventas closed over $2 billion of investments focused primarily on senior housing in 2024. These senior housing investments are expected to generate attractive NOI yields, are priced below replacement cost and offer significant multiyear NOI growth potential, consistent with the Company’s stated investment criteria. Ventas also has an active pipeline of attractive senior housing investments consistent with the Company’s investment criteria and intends to continue to expand its SHOP footprint and increase its enterprise growth.

Balance Sheet

Ventas’s Net Debt-to-Further Adjusted EBITDA* improved to 6.0x as of the end of the fourth quarter 2024 driven by SHOP segment growth and equity-funded senior housing investments, representing an improvement of 0.9x from year-end 2023. With this improvement, the Company has now entered its long term targeted range of 5.0x-6.0x.

Ventas Declares Quarterly Dividend of $0.48 Per Common Share, Representing 7% Increase

The Company’s Board of Directors has declared a quarterly dividend of $0.48 per share, representing a 7% increase, on the strength of the Company’s results and its positive outlook. The dividend will be payable in cash on April 17, 2025 to stockholders of record on March 31, 2025.

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Ventas Reports 2024 Full Year Results
February 12, 2025

Investments Group Addition

The Company is expanding its resources to capitalize on its compelling external growth opportunities:

•Alex Russo, Managing Director in the Real Estate & Lodging Investment Banking Group at Lazard, will join Ventas as Senior Managing Director, Investments in the first quarter of 2025. Mr. Russo has spent 18-years in real estate at Lazard, advising and executing on a variety of acquisitions, dispositions, partnerships, investments, financings and other strategic business initiatives. He leads Lazard’s coverage of the healthcare real estate sector, and has also focused on real estate investment managers, helping clients grow and transform their businesses. Mr. Russo will report to Ventas Executive Vice President, Senior Housing and Chief Investment Officer, J. Justin Hutchens.

•Tim Sanders, Senior Vice President, Business Development will continue to lead Ventas’s Investment Officer Group. This group successfully completed the Company’s 2024 investment activity of over $2 billion. Mr. Sanders will continue to report to J. Justin Hutchens.

Full Year 2025 Guidance

The Company’s 2025 guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially. Ventas expects to report 2025 per share Attributable Net Income to common stockholders, Nareit FFO and Normalized FFO within the following ranges:

As of 2/12/2025
Attributable Net Income Per Share Range	$0.42 - $0.53
Attributable Net Income Per Share Midpoint	$0.48
Nareit FFO Per Share Range*	$3.27 - $3.38
Nareit FFO Per Share Midpoint*	$3.33
Normalized FFO Per Share Range*	$3.35 - $3.46
Normalized FFO Per Share Midpoint*	$3.41

Full Year 2025 Guidance Commentary

In 2025, the Company expects to achieve significant NOI growth in the SHOP segment and to benefit from accretive senior housing investment activity.

The Company’s full year guidance for 2025 Attributable Net Income per share of $0.48 at the midpoint of the range compares to 2024 Attributable Net Income of $0.19.

The Company’s full year guidance for 2025 Normalized FFO per share of $3.41 at the midpoint of the range compares to 2024 Normalized FFO per share of $3.19. The year-over-year projected increase of approximately 7% per share or $0.22 at the midpoint of the 2025 guidance range is composed primarily of: (1) the benefit of (a) NOI growth in the Company’s SHOP segment and (b) accretive senior housing investment activity in 2024 and expected in 2025, partially offset by (2) the impact of higher net interest expense, foreign exchange and the dilutive impact of a higher share price. The Company has included approximately $1 billion of 2025 investments focused on senior housing in its 2025 guidance.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.
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Ventas Reports 2024 Full Year Results
February 12, 2025

Full Year 2024 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, February 13, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust enabling exceptional environments that benefit a large and growing aging population. With approximately 1,400 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its over 800 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. The Company aims to deliver outsized performance by leveraging its unmatched operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results
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Ventas Reports 2024 Full Year Results
February 12, 2025

to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (c) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such properties, their operations and their performance; (d) the impact of market, macroeconomic, general economic conditions and fiscal policy on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets and public and private capital markets; (e) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (f) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (g) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of
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Ventas Reports 2024 Full Year Results
February 12, 2025

incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (s) our exposure to various operational risks, liabilities and claims from our operating assets; (t) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (u) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (v) our ability to maintain a positive reputation for quality and service with our key stakeholders; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risk of exposure to unknown liabilities from our investments in properties or businesses; (y) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (z) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (aa) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (bb) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (cc) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (dd) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (ee) the other factors set forth in our periodic filings with the Securities and Exchange Commission.
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Ventas Reports 2024 Full Year Results
February 12, 2025

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of December 31,
	2024	2023
Assets
Real estate investments:
Land and improvements	$2,775,790	$2,596,274
Buildings and improvements	28,717,990	27,201,381
Construction in progress	336,231	368,143
Acquired lease intangibles	1,558,751	1,448,146
Operating lease assets	308,019	312,142
	33,696,781	31,926,086
Accumulated depreciation and amortization	(11,096,236)	(10,177,136)
Net real estate property	22,600,545	21,748,950
Secured loans receivable and investments, net	144,872	27,986
Investments in unconsolidated real estate entities	626,122	598,206
Net real estate investments	23,371,539	22,375,142
Cash and cash equivalents	897,850	508,794
Escrow deposits and restricted cash	59,383	54,668
Goodwill	1,044,915	1,045,176
Assets held for sale	18,625	56,489
Deferred income tax assets, net	1,931	1,754
Other assets	792,663	683,410
Total assets	$26,186,906	$24,725,433
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,522,551	$13,490,896
Accrued interest payable	143,345	117,403
Operating lease liabilities	218,003	194,734
Accounts payable and other liabilities	1,152,306	1,041,616
Liabilities related to assets held for sale	2,726	9,243
Deferred income tax liabilities	8,150	24,500
Total liabilities	15,047,081	14,878,392
Redeemable OP unitholder and noncontrolling interests	310,229	302,636
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 437,085 and 402,380 shares outstanding at December 31, 2024 and 2023, respectively	109,119	100,648
Capital in excess of par value	17,607,482	15,650,734
Accumulated other comprehensive loss	(33,526)	(35,757)
Retained earnings (deficit)	(6,886,653)	(6,213,803)
Treasury stock, 4 and 279 shares issued at December 31, 2024 and 2023, respectively	(25,155)	(13,764)
Total Ventas stockholders’ equity	10,771,267	9,488,058
Noncontrolling interests	58,329	56,347
Total equity	10,829,596	9,544,405
Total liabilities and equity	$26,186,906	$24,725,433
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Ventas Reports 2024 Full Year Results
February 12, 2025

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues
Rental income:
Triple-net leased properties	$157,403	$155,302	$622,054	$619,208
Outpatient medical and research portfolio	216,199	222,056	874,886	867,193
	373,602	377,358	1,496,940	1,486,401
Resident fees and services	896,360	775,195	3,372,796	2,959,219
Third-party capital management revenues	4,339	4,353	17,359	17,841
Income from loans and investments	4,451	1,601	9,057	22,952
Interest and other income	8,305	5,885	28,114	11,414
Total revenues	1,287,057	1,164,392	4,924,266	4,497,827
Expenses
Interest	153,206	154,853	602,835	574,112
Depreciation and amortization	308,772	435,276	1,253,143	1,392,461
Property-level operating expenses:
Senior housing	661,683	589,765	2,506,413	2,247,812
Outpatient medical and research portfolio	73,617	74,777	298,320	292,776
Triple-net leased properties	4,206	3,377	15,829	14,557
	739,506	667,919	2,820,562	2,555,145
Third-party capital management expenses	1,551	1,487	6,507	6,101
General, administrative and professional fees	41,434	36,382	162,990	148,876
Loss (gain) on extinguishment of debt, net	15	85	687	(6,104)
Transaction, transition and restructuring costs	4,226	3,635	20,369	15,215
Reversal of allowance on loans receivable and investments, net	—	(75)	(166)	(20,270)
Gain on foreclosure of real estate	—	—	—	(29,127)
Shareholder relations matters	—	—	15,751	—
Other expense (income)	38,855	(22,236)	49,584	(23,001)
Total expenses	1,287,565	1,277,326	4,932,262	4,613,408
Loss before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(508)	(112,934)	(7,996)	(115,581)
Income (loss) from unconsolidated entities	6,969	(6,886)	1,563	13,626
Gain on real estate dispositions	6,727	39,802	57,009	62,119
Income tax benefit (expense)	45,539	(4,698)	37,775	9,539
Net income (loss)	58,727	(84,716)	88,351	(30,297)
Net income attributable to noncontrolling interests	1,892	6,103	7,198	10,676
Net income (loss) attributable to common stockholders	$56,835	$(90,819)	$81,153	$(40,973)
Earnings per common share
Basic:
Net income (loss)	$0.14	$(0.21)	$0.21	$(0.08)
Net income (loss) attributable to common stockholders	0.13	(0.23)	0.20	(0.10)
Diluted: (1)
Net income (loss)	$0.14	$(0.21)	$0.21	$(0.08)
Net income (loss) attributable to common stockholders	0.13	(0.23)	0.19	(0.10)
Weighted average shares used in computing earnings per common share
Basic	421,496	402,995	411,770	401,809
Diluted	427,612	406,977	416,366	405,670
______________________________
(1) Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.
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Ventas Reports 2024 Full Year Results
February 12, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q4 YoY
	2024	2023	Change
	Q4	Q4	’24-’23	2024	2023
Net income (loss) attributable to common stockholders	$56,835	$(90,819)	n/m	$81,153	$(40,973)
Net income (loss) attributable to common stockholders per share	$0.13	$(0.23)	n/m	$0.19	$(0.10)
Adjustments:
Depreciation and amortization on real estate assets	308,054	434,673		1,250,453	1,390,025
Depreciation on real estate assets related to noncontrolling interests	(3,576)	(3,892)		(15,113)	(16,657)
Depreciation on real estate assets related to unconsolidated entities	12,463	13,044		49,170	44,953
Gain on real estate dispositions	(6,727)	(39,802)		(57,009)	(62,119)
Gain on real estate dispositions related to noncontrolling interests	—	6,688		9	6,685
Gain on real estate dispositions related to unconsolidated entities	(3,182)	—		(3,216)	(180)
Subtotal: Nareit FFO adjustments	307,032	410,711		1,224,294	1,362,707
Subtotal: Nareit FFO adjustments per share	$0.72	$1.01		$2.94	$3.36
Nareit FFO attributable to common stockholders	$363,867	$319,892	14%	$1,305,447	$1,321,734
Nareit FFO attributable to common stockholders per share	$0.85	$0.79	8%	$3.14	$3.26

Adjustments:
Loss (gain) on derivatives, net	18,405	(24,392)		11,942	(32,076)
Non-cash impact of income tax (benefit) expense	(46,022)	3,961		(43,486)	(15,269)
Loss (gain) on extinguishment of debt, net	15	85		687	(6,104)
Transaction, transition and restructuring costs	4,226	3,635		20,369	15,215
Amortization of other intangibles	112	97		400	385
Non-cash impact of changes to executive equity compensation plan	(2,416)	(2,465)		180	161
Significant disruptive events, net	2,603	(1,900)		8,230	(5,339)
Reversal of allowance on loans receivable and investments, net	—	(75)		(166)	(20,270)
Normalizing items related to noncontrolling interests and unconsolidated entities, net	(1,001)	1,018		(2,012)	(25,683)
Other normalizing items, net (1)	7,445	8,257		25,856	(20,870)
Subtotal: Normalized FFO adjustments	(16,633)	(11,779)		22,000	(109,850)
Subtotal: Normalized FFO adjustments per share	(0.04)	(0.03)		0.05	(0.27)
Normalized FFO attributable to common stockholders	$347,234	$308,113	13%	$1,327,447	$1,211,884
Normalized FFO attributable to common stockholders per share	$0.81	$0.76	7%	$3.19	$2.99
Weighted average diluted shares	427,612	406,977		416,366	405,670
______________________________
n/m - Not meaningful

(1) For the year ended December 31, 2024, primarily related to shareholder relations matters and certain legal matters. For the year ended December 31, 2023, primarily related to gain on foreclosure of real estate, payment obligation arising in connection with sale of real estate, and certain legal matters.

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Ventas Reports 2024 Full Year Results
February 12, 2025

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) the non-cash impact of changes to our executive equity compensation plan; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) non-cash charges related to leases; (j) the financial impact of contingent consideration; (k) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (l) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2024 Full Year Results
February 12, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2025 Guidance1
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2025		FY 2025 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$192	$244	$0.42	$0.53

Depreciation and amortization adjustments	1,299	1,299	$2.85	$2.85

Nareit FFO attributable to common stockholders	$1,491	$1,543	$3.27	$3.38

Other adjustments[3]	37	37	$0.08	$0.08

Normalized FFO attributable to common stockholders	$1,528	$1,580	$3.35	$3.46
% Year-over-year growth			5%	8%

Weighted average diluted shares (in millions)	456	456

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

1.Expect to close approximately $1 billion of senior housing investments, weighted in the first half of 2025
2.Expect to dispose of assets for approximately $200 million in net proceeds
3.FAD capital expenditures of approximately $285 million at midpoint
4.General and administrative expenses of approximately $172 million at midpoint
5.Net interest expense (i.e., interest expense net of interest and other income) expected to increase ~$32M year-over-year due to refinancing maturing debt at higher rates and lower cash balances
•Interest expense of ~$618 million at midpoint
•Interest and other income of ~$11 million at midpoint
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Ventas Reports 2024 Full Year Results
February 12, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Fourth Quarter 2024 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended December 31, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$56,835
Adjustments:
Interest and other income					(8,305)
Interest expense					153,206
Depreciation and amortization					308,772
General, administrative and professional fees					41,434
Loss on extinguishment of debt, net					15
Transaction, transition and restructuring costs					4,226
Other expense					38,855
Income from unconsolidated entities					(6,969)
Gain on real estate dispositions					(6,727)
Income tax benefit					(45,539)
Net income attributable to noncontrolling interests					1,892
NOI	$234,677	$143,332	$153,197	$6,489	$537,695
Adjustments:
Straight-lining of rental income	—	(1,014)	2,389	—	1,375
Non-cash rental income	—	(1,818)	(11,129)	—	(12,947)
NOI not included in cash NOI[1]	808	(403)	(103)	—	302
Non-segment NOI	—	—	—	(6,489)	(6,489)
Cash NOI	$235,485	$140,097	$144,354	$—	$519,936

Adjustments:
Cash NOI not included in Same-Store	(28,394)	(5,197)	(10,205)	—	(43,796)
Same-Store Cash NOI	$207,091	$134,900	$134,149	$—	$476,140

Percentage increase	16.9%	2.1%	3.4%		8.4%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Full Year Results
February 12, 2025

	For the Three Months Ended December 31, 2023
	SHOP	OM&R	NNN	Non-Segment	Total
Net loss attributable to common stockholders					$(90,819)
Adjustments:
Interest and other income					(5,885)
Interest expense					154,853
Depreciation and amortization					435,276
General, administrative and professional fees					36,382
Loss on extinguishment of debt, net					85
Transaction, transition and restructuring costs					3,635
Reversal of allowance on loans receivable and investments, net					(75)
Other income					(22,236)
Loss from unconsolidated entities					6,886
Gain on real estate dispositions					(39,802)
Income tax expense					4,698
Net income attributable to noncontrolling interests					6,103
NOI	$185,430	$147,945	$151,925	$3,801	$489,101
Adjustments:
Straight-lining of rental income	—	(2,989)	(182)	—	(3,171)
Non-cash rental income	—	(2,144)	(12,916)	—	(15,060)
NOI not included in cash NOI[1]	2,526	(3,947)	(2,971)	—	(4,392)
Non-segment NOI	—	—	—	(3,801)	(3,801)
NOI impact from change in FX	(1,372)	—	206	—	(1,166)
Cash NOI	$186,584	$138,865	$136,062	$—	$461,511

Adjustments:
Cash NOI not included in Same-Store	(9,398)	(6,730)	(6,350)	—	(22,478)
NOI impact from change in FX not in Same-Store	40	—	—	—	40
Same-Store Cash NOI	$177,226	$132,135	$129,712	$—	$439,073

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Full Year Results
February 12, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Year Ended December 31, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$81,153
Adjustments:
Interest and other income					(28,114)
Interest expense					602,835
Depreciation and amortization					1,253,143
General, administrative and professional fees					162,990
Loss on extinguishment of debt, net					687
Transaction, transition and restructuring costs					20,369
Reversal of allowance on loans receivable and investments, net					(166)
Shareholder relations matters					15,751
Other expense					49,584
Income from unconsolidated entities					(1,563)
Gain on real estate dispositions					(57,009)
Income tax benefit					(37,775)
Net income attributable to noncontrolling interests					7,198
NOI	$866,383	$579,271	$606,225	$17,204	$2,069,083
Adjustments:
Straight-lining of rental income	—	(10,181)	5,087	—	(5,094)
Non-cash rental income	—	(8,112)	(46,015)	—	(54,127)
Cash modification fees	—	3,000	—	—	3,000
NOI not included in cash NOI[1]	4,182	(2,075)	(4,548)	—	(2,441)
Non-segment NOI	—	—	—	(17,204)	(17,204)
Cash NOI	$870,565	$561,903	$560,749	$—	$1,993,217

Adjustments:
Cash NOI not included in Same-Store	(119,359)	(65,854)	(41,632)	—	(226,845)
Same-Store Cash NOI	$751,206	$496,049	$519,117	$—	$1,766,372

Percentage increase	15.8%	3.0%	1.8%		7.7%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Full Year Results
February 12, 2025

	For the Year Ended December 31, 2023
	SHOP	OM&R	NNN	Non-Segment	Total
Net loss attributable to common stockholders					$(40,973)
Adjustments:
Interest and other income					(11,414)
Interest expense					574,112
Depreciation and amortization					1,392,461
General, administrative and professional fees					148,876
Gain on extinguishment of debt, net					(6,104)
Transaction, transition and restructuring costs					15,215
Reversal of allowance on loans receivable and investments, net					(20,270)
Gain on foreclosure of real estate					(29,127)
Other income					(23,001)
Income from unconsolidated entities					(13,626)
Gain on real estate dispositions					(62,119)
Income tax benefit					(9,539)
Net income attributable to noncontrolling interests					10,676
NOI	$711,407	$576,932	$604,651	$32,177	$1,925,167
Adjustments:
Straight-lining of rental income	—	(9,642)	2,046	—	(7,596)
Non-cash rental income	—	(9,379)	(50,221)	—	(59,600)
NOI not included in cash NOI[1]	9,296	(22,767)	(22,420)	—	(35,891)
Non-segment NOI	—	—	—	(32,177)	(32,177)
NOI impact from change in FX	(2,898)	—	729	—	(2,169)
Cash NOI	$717,805	$535,144	$534,785	$—	$1,787,734

Adjustments:
Cash NOI not included in Same-Store	(69,124)	(53,409)	(24,752)	—	(147,285)
NOI impact from change in FX not in Same-Store	51	—	—	—	51
Same-Store Cash NOI	$648,732	$481,735	$510,033	$—	$1,640,500

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Full Year Results
February 12, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Year Ended		For the Three Months Ended
	December 31, 2024		December 31, 2024		September 30, 2024		December 31, 2023
Net income (loss) attributable to common stockholders	$81,153		$56,835		$19,243		$(90,819)
Adjustments:
Interest expense	602,835		153,206		150,437		154,853
Loss on extinguishment of debt, net	687		15		—		85
Taxes (including tax amounts in general, administrative and professional fees)	(33,251)		(44,153)		3,324		5,743
Depreciation and amortization	1,253,143		308,772		304,268		435,276
Non-cash stock-based compensation expense	30,992		4,648		4,268		5,690
Transaction, transition and restructuring costs	20,369		4,226		8,580		3,635
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(26,536)		(6,902)		(7,268)		(3,491)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	108,330		24,368		21,178		30,539
Gain on real estate dispositions	(57,009)		(6,727)		(271)		(39,802)
Unrealized foreign currency (gain) loss	(3,288)		362		(3,687)		(320)
Loss (gain) on derivatives, net	14,742		21,173		1,489		(24,375)
Significant disruptive events, net	8,229		2,603		2,104		(1,901)
Reversal of allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interest	(167)		—		(56)		(73)
Other normalizing items, net [1]	25,856		7,446		—		2,750
Adjusted EBITDA	$2,026,085		$525,872		$503,609		$477,790
Adjustment for current period activity	122,705		15,885		4,888		1,035
Further Adjusted EBITDA	$2,148,790		$541,757		$508,497		$478,825

Further Adjusted EBITDA annualized	$2,148,790		$2,167,028		$2,033,988		$1,915,300

Total debt	$13,522,551		$13,522,551		$13,668,871		$13,490,896
Cash and cash equivalents	(897,850)		(897,850)		(1,104,733)		(508,794)
Restricted cash pertaining to debt	(32,588)		(32,588)		(32,892)		(29,019)
Partners’ share of consolidated debt	(310,881)		(310,881)		(311,685)		(297,480)
Ventas’ share of unconsolidated debt	676,839		676,839		650,166		575,329
Net debt	$12,958,071		$12,958,071		$12,869,727		$13,230,932

Net debt / Further Adjusted EBITDA	6.0	x	6.0	x	6.3	x	6.9	x

1 For the year ended December 31, 2024, primarily related to shareholder relations matters and certain legal matters.

The Company believes that Net debt and Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

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Ventas Reports 2024 Full Year Results
February 12, 2025

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may
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Ventas Reports 2024 Full Year Results
February 12, 2025

require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and NNN reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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